UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

M III ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M III ACQUISITION CORP.

PROXY STATEMENT SUPPLEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO

BE HELD MARCH 12, 2018

On February 9, 2018, M III Acquisition Corp. (the “Company”) filed and commenced mailing its definitive proxy statement (the “Proxy Statement”) related to the special meeting of stockholders to be held on March 12, 2018, to consider and vote upon, among other things, the approval of its previously announced proposed business combination with IEA Energy Services, LLC (“IEA Services”), including the issuance of shares of the Company’s common stock (“Common Stock”) in connection therewith (the “Business Combination”) for purposes of complying with the shareholder approval requirements of the Nasdaq Stock Market Listing Rules 5635(a) and (b), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities in connection with the acquisition of stock or assets of another company, or that may result in a change of control of the Company.

The purpose of this Proxy Supplement (this “Proxy Supplement”) is to further supplement certain information presented in Proposal No. 1. This Proxy Supplement should be read in conjunction with the Proxy Statement.  Terms used in this Proxy Supplement and not defined have the meanings set forth in the Proxy Statement.

On March 7, 2018, the Company entered into a Subscription and Backstop Agreement, with M III Sponsor I LLC (“Sponsor I LLC”) and M III Sponsor I LP (together with Sponsor I LLC, the “Sponsors”) and various subscribers (the “Subscribers”) identified therein (the “Subscription and Backstop Agreement”), whereby such Subscribers have committed to purchase, in aggregate, 1,200,000 shares (the “Backstop Shares”) of Common Stock. Such purchases may be in the form of (i) prior to the deadline for stockholders of the Company to redeem their shares of Common Stock, open market or negotiated transactions, and/or (ii) following such deadline but prior to the date of the special meeting of stockholders (the “Special Meeting”) to be held by the Company to approve, among other things, the Business Combination, purchases from redeeming stockholders who agree to validly withdraw such shares of Common Stock from redemption and not thereafter redeem such shares of Common Stock.   To the extent a Subscriber purchases a number of Backstop Shares that is less than the number of shares of Common Stock such Subscriber agreed to purchase in the Subscription and Backstop Agreement, such Subscriber has agreed that such Subscriber will, in connection with the closing of the Business Combination, purchase from the Company a number of newly-issued shares of Common Stock of the Company equal to the number of Backstop Shares not so purchased at a price per share equal to the per share redemption price.  In consideration for such purchases, subject to the closing of the Business Combination, the Company has agreed to issue to the Subscribers for no additional consideration 1,500,000 warrants in the aggregate, each of which will be exercisable for one-half share of Common Stock (the “Subscriber Warrants”); provided that, solely at the option of the Sponsors, the Sponsors and/or their affiliates may transfer to the Subscribers public warrants held by the Sponsors and/or their affiliates in satisfaction of the Company’s obligation to issue the Subscriber Warrants.  The Subscriber Warrants will be issued on the same terms as the Company’s outstanding public warrants and will be entitled to certain registration rights.

Pursuant to the Subscription and Backstop Agreement, each of the Subscribers has agreed to, and has agreed to cause each of its affiliates to, (i) vote all the shares of Common Stock, if any, that it or they owned on the record date for the Special Meeting in favor of (x) the Business Combination, pursuant to the Proxy Statement and (y) each of the other proposals of the Company set forth in the Proxy Statement, and (ii) not exercise its or their redemption rights in any Common Stock in connection with the Special Meeting or the Business Combination.

Also on March 7, 2018, the Company and the Sponsors entered into a Forfeiture Agreement (the “Forfeiture Agreement”) pursuant to which the Sponsors agreed to forfeit an aggregate of 138,653 Founder Shares, conditioned upon the Company issuing the Subscriber Warrants under the Subscription and Backstop Agreement.  If the Sponsors, or an affiliate thereof, elect to transfer public warrants to the Subscribers in lieu of the Company issuing the Subscriber Warrants and, if an affiliate of the Sponsors elects to transfer such public warrants to the Subscribers, then such corresponding Founder Shares shall not be forfeited and such public warrants will be transferred from the Sponsors to such affiliate.

On March 8, 2018, the Company, IEA Services, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC (“Seller”), Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as Seller’s representative, and the Sponsors entered into an Amendment No. 5 to the Merger Agreement (“Amendment No. 5”) to provide certain waivers and amendments necessary to facilitate the transactions contemplated by the Subscription and Backstop Agreement. Pursuant to Amendment No. 5, the parties acknowledged and agreed that (a) all Buyer Common Shares and Buyer Warrants (as defined in the Merger Agreement) issued to or acquired by the Subscribers shall be “Registrable Securities” for all purposes of the Registration Rights Agreement to be executed and delivered at Closing, (b) the number of Buyer Common Shares referenced in the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement to be executed and delivered at Closing shall be reduced by the Forfeited Shares forfeited in accordance with the Forfeiture Agreement (c) the number of “Earnout Shares” set forth on Exhibit A to the Founder Shares Amendment Agreement shall be an amount equal to 50% of the number of number of Founder Shares held by each of the persons named thereon after giving effect to any forfeitures by such person of Forfeited Shares forfeited in accordance with the Forfeiture Agreement.

Amendment No. 5 is attached hereto as Annex A.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this Proxy Supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

Additional Information

The Business Combination has been submitted to stockholders of the Company for their approval. In connection with that approval, the Company has filed the Proxy Statement with the Securities and Exchange Commission (“SEC”) containing information about the Business Combination and the respective businesses of the Company and IEA Services (together with its subsidiaries, “IEA”). Stockholders are urged to read the Proxy Statement because it contains important information. Stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the Proxy Statement and other filings with the SEC can also be obtained, without charge, by directing a request to M III Acquisition Corp., 3 Columbus Circle, 15th Floor, New York, NY 10019, (212) 716-1491.

The Company, IEA and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, additional participants in the proxy solicitation and a description of their direct and indirect interests is contained in the Proxy Statement.

This Proxy Supplement is dated March 8, 2018.

Annex A

AMENDMENT NO. 5

AMENDMENT NO. 5 (this “Amendment”), dated as of March 8, 2018, to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended by Amendment No. 1, dated as of November 15, 2017, Amendment No. 2, dated as of December 27, 2017, Amendment No. 3, dated as of January 9, 2018, Amendment No. 4, dated as of February 6, 2018 and as further amended, restated or otherwise modified from time to time, the “Agreement”), by and among IEA Energy Services LLC, a Delaware limited liability company (the “Company”), M III Acquisition Corp., a Delaware corporation (the “Buyer”), Wind Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer, Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer, Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (the “Seller”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Seller, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC, a Delaware limited liability company, and M III Sponsor I LP, a Delaware limited partnership.  Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

WITNESSETH:

WHEREAS, the Buyer has executed and delivered that certain (i) Subscription and Backstop Agreement, dated as of March 7, 2018, with the Sponsors and the subscribers named therein (the “Subscription Agreement”) providing for the purchase of certain Buyer Common Shares on the terms and subject to the conditions therein and the issuance of certain Buyer Warrants exercisable for Buyer Common Shares, and (ii) Forfeiture Agreement with the Sponsors (the “Forfeiture Agreement”) pursuant to which the Sponsors have agreed, on the terms and subject to the conditions specified therein, to deliver to Buyer certain Buyer Common Shares (the “Forfeited Shares”) for cancellation.

WHEREAS, the Buyer has delivered true and correct copies of the Subscription Agreement and Forfeiture Agreement to the Company.

WHEREAS, pursuant to and in accordance with Section 12.2 of the Agreement, the parties wish to amend the Agreement and provide certain waivers as set forth herein.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.        Consent to Subscription and Backstop Agreement.  Each party consents to the transactions contemplated by the Subscription Agreement for all purposes of Section 7.2 of the Agreement, the conditions in Section 9.1 and 9.2 of the Agreement and for purposes of the certificate to be delivered by Buyer pursuant to Section 9.3 of the Agreement and acknowledges that notwithstanding clause (z) of Section 7.2 of the Agreement, there shall be no increase in Cash Consideration as a result of the transactions contemplated by the Subscription Agreement. The Buyer and the Sponsors hereby agree (i) to use reasonable best efforts to consummate the transactions contemplated by the Forfeiture Agreement, (ii) to take all actions to consummate the transactions contemplated by the Forfeiture Agreement and (iii) not to amend, waive or otherwise modify the Subscription Agreement or the Forfeiture Agreement without the prior written consent of the Seller’s Representative.  Furthermore, each party acknowledges and agrees that (a) all Buyer Common Shares and Buyer Warrants issued to or acquired by the subscribers party to the Subscription Agreement shall be “Registrable Securities” for all purposes of the Buyer A&R Registration Rights Agreement to be executed and delivered at Closing, (b) the number of Buyer Common Shares referenced in the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement to be executed and delivered at Closing shall be reduced by the Forfeited Shares forfeited in accordance with the Forfeiture Agreement and (c) the number of “Earnout Shares” set forth on Exhibit A to the Founder Shares Amendment Agreement shall be an amount equal to 50% of the number of number of Founder Shares held by each of the persons named thereon after giving effect to any or forfeitures by such person of Forfeited Shares forfeited in accordance with the Forfeiture Agreement.

Section 2.        Consents; No Other Change. Any provision of this Amendment that would require the consent or approval of the parties to the Debt Commitment Letter pursuant to the terms of such Debt Commitment Letter shall become effective upon receipt of such consent or approval.  The parties hereto shall use reasonable best efforts to obtain any necessary approvals or consents pursuant to the terms of the Debt Commitment Letter as promptly as practicable.  Except as expressly modified by this Amendment, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Agreement.

Section 3.        Miscellaneous.  The “Miscellaneous” provisions set forth in Article 12 of the Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided, however, that for purposes of Section 12.3, and for all other purposes, each reference to the Agreement shall refer to the Agreement as amended by this Amendment.

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

IEA ENERGY SERVICES LLC

By:	/s/ John P. Roehm
Name: John P. Roehm
Title: President & CEO

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ John P. Roehm
Name: John P. Roehm
Title: President & CEO

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

[Signature Page to Amendment 5 to Agreement and Plan of Merger]

M III ACQUISITION CORP.

By:	/s/Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

WIND MERGER SUB I, INC.

By:	/s/Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

WIND MERGER SUB II, LLC

By:	/s/Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

M III SPONSOR I LLC,

By:	/s/Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

M III SPONSOR I LP
By: M III Acquisition Partners I Corp., the general partner

By:	/s/Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

[Signature Page to Amendment 5 to Agreement and Plan of Merger]